UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

May 1, 2023

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following actions occurred in connection with the transition of the Chief Executive Officer of Blink Charging Co. (the “Company”).

Resignation of Chief Executive Officer

The employment of Michael D. Farkas, the Chief Executive Officer of the Company ended on May 1, 2023, after the Company accepted Mr. Farkas’ notice of resignation under his Executive Chairman and CEO Employment Agreement, dated May 28, 2019 (the “Farkas Employment Agreement”). Subject to Mr. Farkas entering into a general release and waiver of claims in favor of the Company (with certain exceptions set forth in the Farkas Employment Agreement), the Company is obligated to make payments and provide other consideration to Mr. Farkas as provided in Section 5(a) of the Farkas Employment Agreement. Mr. Farkas’ unvested equity awards will also accelerate as of the resignation date, as provided in the Farkas Employment Agreement. Mr. Farkas remains subject to the confidentiality, non-solicitation and non-competition provisions in the Farkas Employment Agreement during the twelve-month period following the resignation date. Mr. Farkas will remain as a member of the Company’s Board of Directors.

Appointment of New Chief Executive Officer

Effective as of May 1, 2023, Brendan S. Jones, the current President of the Company, was appointed by the Company’s Board of Directors to assume the duties and additional position as Chief Executive Officer of the Company.

Brendan S. Jones, age 59, joined the Company in April 2020 as the Chief Operating Officer. In February 2021, Mr. Jones was appointed by the Company’s Board to be the President and was elected to become a member of the Board. Mr. Jones has more than 30 years of day-to-day operational experience in the electric vehicle (“EV”) charging, automotive and alternative energy industries and in-depth knowledge in the areas of EV charging sales, technology and infrastructure development. Prior to joining the Company, he served as the Chief Operating Officer of Electrify America, LLC, the United States-based EV subsidiary of Volkswagen Group AG, from September 2016 to March 2020. Mr. Jones was Electrify America’s first employee and is credited with building Electrify America from its original startup concept into one of the largest ultrafast EV charging companies in the world, establishing strategy, design implementation and management teams at Electrify America, negotiating numerous contracts for charging services with leading carmakers, retail property owners and EV infrastructure companies, and managing the installation and servicing of thousands of charging stations.

Mr. Jones previously served as Vice President - OEM Strategy and Business Development of EVgo, a subsidiary of NRG Energy which operates EV fast charging stations, from March 2014 to September 2016. Prior to these positions, Mr. Jones served in various leadership positions with Nissan North America, Inc., from April 1994 to March 2015. At Nissan, he assumed increasingly senior positions including Director - Electric Vehicle Sales Operations and Infrastructure Development from 2013 to 2015, Director - Chief Marketing Manager EV Model Line from 2011 to 2013, and Senior Manager of the Nissan LEAF Launch Team from 2009 to 2011. Mr. Jones has been a board member of several EV industry groups including the Electric Drive Transportation Association, a trade association that promotes electric drive technologies and infrastructure (2015 and 2016), and the ROEV Association, a collaboration between EV charging network operators and electric vehicle manufacturers to allow drivers to charge at multiple stations using one card (from 2015 to 2017). Mr. Jones received B.A. and M.A. degrees from George Mason University and a professional certificate from Vanderbilt University for completing the accelerated executive leadership development program.

During the last two years, other than customary arrangements in connection with serving as the President and previously the Chief Operating Officer of the Company, there have been no transactions or proposed transactions by the Company in which Mr. Jones has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Jones and any of the Company’s other executive officers and directors.

In connection with Mr. Jones’ appointment as the Chief Executive Officer, the Company entered into a new employment agreement with Mr. Jones (the “Jones Employment Agreement”), superseding his prior employment agreement which was dated December 27, 2021. The term of the Jones Employment Agreement started on May 1, 2023 and extends until April 30, 2026, and will automatically renew for successive one year periods unless intent to terminate the agreement is timely provided in writing by either party to the other. Pursuant to the Jones Employment Agreement, Mr. Jones has agreed to devote his full business efforts, attention, energy and skill to the performance of his employment to furthering the interest of the Company. The Jones Employment Agreement provides that Mr. Jones is entitled to receive an annual base salary of $775,000, payable in accordance with our payroll policies and procedures. Mr. Jones will be eligible for an annual performance cash bonus targeted at 60% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Jones. Mr. Jones will also be eligible to receive aggregate annual equity awards under the Company’s incentive compensation plan with a target aggregate award of 60% of his annual base salary. Mr. Jones will receive a one-time signing bonus of $150,000, with 50% in cash paid upon assuming the position of Chief Executive Officer and 50% upon the one year anniversary of assuming such position.

If Mr. Jones’s employment is terminated by the Company other than for Cause (which includes, among other reasons, willful material misconduct and willful failure to materially perform his responsibilities to the Company), he is entitled to receive severance equal to 1.5 times the sum of his base salary and his target bonus, as well as a pro rata target bonus for the year of his termination based upon the number of months actually worked in that year, and reimbursement for COBRA for 18 months.

If the Company undergoes a “Change in Control” (which generally means a merger or acquisition of the Company as a result of which the acquirer obtains more than 50% of our total voting power), the multiple in Mr. Jones’s severance above shall be three times, if (i) he loses his position as Chief Executive Officer (excluding elevation to a more senior position), (ii) his position, authority, duties, authority or base salary is materially reduced, or (iii) he is terminated without Cause or the Jones Employment Agreement is not renewed during the merger/acquisition process or within 18 months after the closing of the transaction. Additionally, all restricted common stock and stock options held by Mr. Jones will immediately vest upon a Change in Control.

The Jones Employment Agreement also contains restrictive covenants prohibiting Mr. Jones from disclosing confidential information regarding the Company at any time and preventing Mr. Jones from soliciting any customer of the Company on behalf of another company, taking any action that leads to a customer terminating or reducing its business with the Company, or employing, soliciting or hiring employees of the Company for a period of 12 months after his employment with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement, dated May 1, 2023, between Blink Charging Co. and Brendan S. Jones.

99.1	Press Release issued by Blink Charging Co. on May 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) the type that the registrant treats as private and confidential. A copy of the omitted portions will be furnished to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: May 5, 2023	By:	/s/ Brendan S. Jones
	Name:	Brendan S. Jones
	Title:	President and Chief Executive Officer